Attachment C1

PROMISSORY NOTE

$92,253.82

Des Moines, Iowa

 February 25, 2009

FOR THE VALUE RECEIVED, BioForce Nanosciences, Inc., (the Borrower), located at 1615 Golden Aspen Drive, Suite 101, Ames, Iowa, 50010, promises to pay to the State of Iowa, Department of Economic Development (the "Department"), located at 200 East Grand Avenue, Des Moines, Iowa, 50309, the principal sum of ninety two thousand two hundred fifty three dollars and eighty two cents ($92,253.82), lawful money of the United States of America, at a rate per annum of 6.00%.  The said principal shall be payable at the office of the Department in Des Moines, Iowa, or at such other place as the holder may, from time to time, designate in writing, in 72 monthly installments of principal and interest in the amount of $1,522.31 commencing March 1, 2009 according to the attached Amortization Schedule dated February 25, 2009.

All installment payments hereon shall be applied first to interest accrued on this Note and the remainder to the outstanding principal balance.

AND IT IS HEREBY EXPRESSLY AGREED that the entire principal sum from time to time outstanding hereunder and all accrued and unpaid interest thereon shall become due and payable at the option of the Department or the Note holder in the event of a default in the payment of any sum for ten (10) days after it is due hereunder, and any monthly installment payment not received by the Department or the Note holder within ten (10) days after the installment is due may be assessed a late charge of six percent (6%) of the installment payment.

This Note may not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of any change, waiver, modification, or discharge is sought.

Maker's liability for the repayment of this Note is limited to those amounts Maker collects through its good faith enforcement of security interest which Maker represents that it has obtained or will obtain as required by the above-referenced Loan Agreement. Upon exhaustion of its rights in the collateral granted by such security interest, the Maker will have no liability for any deficiency owing Payee under this Note. Nothing in this paragraph shall limit the recovery of principal and interest by Payee in the event of Maker's fraud, negligence, or gross mismanagement in the application for, or use of, sums loaned under the above-referenced Loan Agreement.  In case recourse to the courts by the Department or Note holder becomes necessary in order to collect the whole or any unpaid part hereof together with all accrued interest thereon, the undersigned agrees to pay any and all accrued interest thereon; the undersigned also agrees to pay any and all court expenses, disbursements, and attorneys' fees which may be incurred.

This Note is secured by a Blanket UCC-1 filing by the Department and the holder is entitled to the benefits of the security therein described.

Presentment for payment, notice of dishonor, protest, and notice of protest are hereby waived.

This Note is entered into because undersigned has acknowledged its default under an agreement with the Department (02-VEN-03), dated 7-10-01 and its resulting indebtedness to the Department in the principal amount of this Note.  The undersigned therefore has agreed to execute and discharge this Note in accordance with its terms in lieu of and in full satisfaction of the obligations of the undersigned under said agreement, except any obligations which pertain to the provision of security that describe security taken for this Note.  Any and all promissory notes previously executed by undersigned in accordance with the terms of (02-VEN-03) shall be canceled and delivered to undersigned in exchange for this Note.

This Note may be prepaid at any time, and from time to time, in whole or in part, without any premium or penalty therefor; provided, however, that all such prepayments shall be applied first toward interest then accrued.

BORROWER'S ADDRESS:

BioForce Nanosciences, Inc.

By:/s/ Gregory D. Brown

1615 Golden Aspen Drive, Suite 101

Ames, Iowa, 50010

Title: Greg Brown, Chief Financial Officer

Attest: /s/ Eric R. Henderson

Title: Eric R. Henderson, Chief Scientific Officer